SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549

                           Form 8K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934



DATE OF REPORT: April 11, 2005



                    CCA Industries, Inc.

     (Exact Name of Registrant as Specified in Charter)

                          DELAWARE

      (State or other jurisdiction of incorporation or
                        organization)

                          1-31643

                  (Commission File Number)

                         04-2795439

            (IRS Employer Identification Number)

 200 Murray Hill Parkway, East Rutherford, New Jersey 07073

     (Address of principal executive offices, zip code)

                       (201) 330-1400

     (Registrant's telephone number including area code)



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Item 5. Other

     The audit committee of the Company=s Board of Directors has been informed that effective February 28, 2005, the firm of Sheft Kahn & Company LLP has dissolved. The audit committee has retained the successor firm of KGS LLP to perform the audit of CCA Industries, Inc. as of and for the year ending November 30, 2005.

     During the preceding 24 months there have been no disagreements regarding accounting principles or practices, financial statement presentation and disclosures, audit scope or procedures or compliance with applicable rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2005


     CCA Industries, Inc.
     Registrant


By:  Ira W. Berman
     Ira W. Berman, Secretary









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